KKR Income Opportunities Fund to Acquire

Assets of Insight Select Income Fund

San Francisco, CA and New York, NY, October 8, 2024 – The Board of Trustees of KKR Income Opportunities Fund (“KIO”) (NYSE: KIO) and the Board of Trustees of Insight Select Income Fund (“INSI”) (NYSE: INSI) today announced the signing of a definitive agreement under which KIO will acquire the assets of INSI.

Following the close of the transaction, INSI will no longer have its shares listed on any public market. KIO will remain focused on investing in first- and second-lien secured loans, unsecured loans and high yield corporate debt instruments and will continue to trade on the New York Stock Exchange under its current ticker symbol.

“We are excited to welcome the INSI shareholders to the KIO shareholder base. We see a compelling opportunity in credit and are confident we can continue to deliver strong outcomes in the years ahead,” said Jeremiah Lane, Co-Head of Global Leveraged Credit at KKR.

David Leduc, Chief Executive Officer of Insight North America said: “We are pleased to announce this transaction with KKR, which we believe will offer a compelling opportunity for INSI’s shareholders. We have worked closely with the KKR team and have been impressed with their expertise and with KIO’s investment process.”

Under the terms of the agreement, shareholders of INSI will receive shares of KIO and may elect to receive up to 5% of the consideration in cash.

The transaction is intended to be structured as a tax-free reorganization.

In connection with the acquisition, KKR will offer a waiver on its management fees to all shareholders that would decrease the fee from 1.10% to 0.99% for the 12-month period after the acquisition.

KIO and INSI’s advisers believe the transaction may provide a number of benefits for INSI and KIO shareholders, including:

•	Increased Size and Scale: With over $500M in net assets on a pro forma basis, the combined fund will be larger than either KIO or INSI individually, which may allow it to benefit from additional investment opportunities to seek to enhance its earnings profile.

•	Attractive Dividend: KIO’s monthly dividend of $0.1215 per share represented a 9.9% annual distribution rate as of 9/30/2024, and KIO has announced monthly dividends of $0.1215 per share for the months of October, November, and December 2024.

•	Enhanced Liquidity and Investor Visibility: The combined fund is expected to have a higher share count than either KIO or INSI individually, which may lead to improved trading liquidity. This may also improve the ability of the combined fund to attract and retain a broader and more diverse base of shareholders.

•	Operating Expense Savings: KIO Shareholders are expected to benefit from economies of scale in KIO’s operations and lower operating expenses (exclusive of management fee and interest expenses on borrowings).

•	Access to KKR Credit: INSI shareholders may benefit from access to KKR’s scaled credit platform ($237B in AUM as of 6/30/2024) and differentiated credit sourcing and diligencing capabilities.

The boards of directors of KIO and INSI have unanimously approved the transaction, which is expected to close in the fourth quarter of 2024, subject to the receipt of necessary KIO and INSI shareholder approvals and other closing conditions.

UBS Securities LLC served as financial advisor to Insight North America LLC (“Insight”). Dechert LLP served as legal counsel to KIO and KKR Credit Advisors (US) LLC, Clifford Chance LLP served as legal counsel to Insight and Troutman Pepper Hamilton Sanders LLP served as legal counsel to INSI.

Additional Information and Where to Find It

Additional information regarding the transaction will be presented in proxy statements/prospectuses that will be provided to INSI and KIO shareholders at their respective shareholder meetings.

The Proxy Statements have yet to be filed with the U.S. Securities and Exchange Commission (“SEC”). When available and effective, as applicable, shareholders of KIO and INSI are encouraged to review the Proxy Statements on the SEC website at www.sec.gov.

Forward Looking Statements

This press release contains certain statements that may include “forward-looking statements” within the meaning of the federal securities laws. All statements, other than statements of historical fact, included herein are “forward-looking statements.” The forward-looking statements are based on KIO and KKR’s beliefs, assumptions and expectations of future performance, taking into account all information currently available to KIO and KKR. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the KIO or KKR or are within their control. KIO and KKR do not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law.

You should exercise caution in interpreting and relying on forward-looking statements because they are subject to uncertainties and other factors which are, in some cases, beyond the Fund’s control and could cause actual results to differ materially from those set forth in the forward-looking statements.

This document is not an offer to sell securities and is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. Investors should consider KIO and INSI’s investment objectives, risks, charges and expenses carefully before investing. An investment in the KIO or INSI should not constitute a complete investment program.

KKR Income Opportunities Fund

KKR Income Opportunities Fund is a diversified, closed-end management investment company managed by KKR Credit Advisors (US) LLC (“KKR Credit”), an indirect subsidiary of KKR & Co. Inc. (“KKR”). The Fund’s primary investment objective is to seek a high level of current income with a secondary objective of capital appreciation. The Fund will seek to achieve its investment objective by investing primarily in first- and second-lien secured loans, unsecured loans and high yield corporate debt instruments. It seeks to employ a dynamic strategy of investing in a targeted portfolio of loans and fixed-income instruments of U.S. and non-U.S. issuers and implementing hedging strategies in order to achieve attractive risk-adjusted returns. Please visit www.kkrfunds.com/kio for additional information.

Insight Select Income Fund

INSI is a diversified closed-end management investment company managed by Insight North America LLC. The Fund’s investment objective is to seek a high rate of return, primarily from interest income and trading activity, from a portfolio principally consisting of debt securities. The Fund will also seek capital appreciation principally by purchasing debt securities at prices that the Adviser believes are below their intrinsic value. The Fund will also look to benefit from trading securities to optimize the risk adjusted yields in the Fund. Insight North America LLC, the Fund’s investment adviser, provides fixed income asset management to a variety of institutional clients including corporations, governmental entities, employee benefit plans, private funds and registered investment companies. Please visit https://www.insightinvestment.com/united-states/capabilities/multi-sector-fi/select-income/insight-select-income-fund/ for additional information.

Media Contacts

For KIO

Julia Kosygina

212.750.8300

media@kkr.com

For INSI

Jonathan Hodgkinson

inquiries@insightinvestment.com

KIO invests in loans and other types of fixed-income instruments and securities. Such investments may be secured, partially secured or unsecured and may be unrated, and whether or not rated, may have speculative characteristics. The market price of KIO’s investments will change in response to changes in interest rates and other factors. Generally, when interest rates rise, the values of fixed-income instruments fall, and vice versa.

Use of leverage creates an opportunity for increased income and return for common shareholders of KIO but, at the same time, creates risks, including the likelihood of greater volatility in the NAV and market price of, and distributions on, the common shares of KIO. In particular, leverage may magnify interest rate risk, which is the risk that the prices of portfolio securities will fall (or rise) if market interest rates for those types of securities rise (or fall). As a result, leverage may cause greater changes in KIO’s NAV, which will be borne entirely by KIO’s common shareholders.

Derivative investments have risks, including the imperfect correlation between the value of such instruments and the underlying assets of KIO. The risk of loss from a short sale is unlimited because KIO must purchase the shorted security at a higher price to complete the transaction and there is no upper limit for the security price. The use of options, swaps, and derivatives by KIO has the potential to significantly increase KIO’s volatility. In addition to the normal risks associated with investing, international investments may involve risk of capital loss from unfavorable fluctuation in currency values, from differences in generally accepted accounting principles or from social, economic or political instability in other nations. KIO’s investments in securities or other instruments of non-U.S. issuers or borrowers may be traded in undeveloped, inefficient and less liquid markets and may experience greater price volatility and changes in value.